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                                                                    EXHIBIT 99.3


                               GEMINI HOLDINGS PLC


                                       and


                       [_________________________________]


                       INDIVIDUAL SHARE OPTION INSTRUMENT

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                                Table of Contents

Clause                                                                 Page

1.       DEFINITIONS ...................................................  1

2.       GRANT OF OPTION ...............................................  2

3.       VESTING OF THE OPTION .........................................  2

4.       EXERCISE OF THE OPTION ........................................  3

5.       TAKEOVERS, RECONSTRUCTIONS AND WINDING-UP .....................  4

6.       ADJUSTMENT OF OPTION FOR VARIATION OF SHARE CAPITAL ...........  5

7.       EXPENSES ......................................................  6

8.       ADMINISTRATION ................................................  6

9.       GENERAL .......................................................  6



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         This Instrument is made the ____ day of _________________ between
Gemini Genomics PLC (registered number _______________) whose registered office is at ______________________________ (the "Company") and _______________________
of _______________________ (the "Option Holder").

         Whereas, the Company intends to grant to the Option Holder an option to subscribe for [_______] [ordinary shares of 5p each/American Depository Receipts each representing two ordinary shares of 5p each] in the capital of the Company subject to the terms and conditions of this Instrument.

         Now this Instrument Witnesses as follows:

         1.    Definitions

               1.1 In this Instrument, the words and expressions set out below shall have the meanings specified against them unless otherwise specifically provided and any reference to a provision of an Act of Parliament shall include any modification, consolidation, re-enactment or extension of it.

         "Acquiring Company"                A company which obtains Control of
                                            the Company in accordance with
                                            Clause 5.5.

         ["ADRs"] [American Depository Receipts issued by the Bank of New York and each representing two ordinary shares of 5p in the capital of the Company.]

         "the Auditors"                     The auditors (acting as experts not
                                            arbitrators) for the time being of
                                            the Company or in the event of there
                                            being joint auditors such one of
                                            them as the Directors shall select.

         "Control"                          The meaning given to that expression
                                            by Section 840 of the Taxes Act.

         "Date of Grant"                    The date upon which the Directors
                                            grant an Option to the Option Holder
                                            in accordance with Clause 2.2.

         "Directors"                        The directors for the time being of
                                            the Company or the directors present
                                            at a duly convened meeting of the
                                            board of directors or of a duly
                                            appointed committee of the board of
                                            directors at which a quorum is
                                            present including, without limiting
                                            the generality of the foregoing, the
                                            Remuneration Committee.

         "First Exercise Date"              [____________________].



                                       1.

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         "Issue or Re-organisation"         Any issue of Shares or other
                                            securities of the Company (other
                                            than as consideration for an
                                            acquisition) and/or any
                                            capitalisation, consolidation or
                                            subdivision or reduction of share
                                            capital in the Company and/or any
                                            other variation in the share capital
                                            of the Company which in the opinion
                                            of the Directors justifies a
                                            variation in the number of shares
                                            subject to an Option and/or the
                                            Option Price pursuant to that
                                            Option.

         "the London Stock Exchange"        London Stock Exchange Limited.

         "the Remuneration Committee"       The remuneration committee of the
                                            board of Directors.

         "Shares" Shares in the Company (or, as the context may require, ADRs for the time being representing the same) whether in consequence of any Issue or Reorganisation or otherwise.

         "Subsidiary"                       A company which is both under the
                                            Control of the Company and which is
                                            a subsidiary of the Company within
                                            the meaning of Section 736 of the
                                            Companies Act 1985.

               1.2 In this Instrument unless the context otherwise requires words denoting the singular number shall include the plural number and words denoting the masculine gender shall include the feminine gender.

         2.    Grant of Option

               2.1 The Company hereby grants to the Option Holder the right to acquire [________] [ordinary shares of 5p each/ADRs] at an option price of [_________] per [ordinary share/ADR] (the "Option").

               2.2 The Date of Grant of the Option shall be [_________________].

         3.    Vesting of the Option

               3.1 The Option will vest and become exercisable (subject to Clauses 4.1, 4.7 and 5) by the Option Holder as follows:

                   3.1.1 in respect of [_______] Shares with effect from the Date of Grant;

                   3.1.2 in respect of a further [_______] Shares with effect from [_________________];


                                       2.

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                  3.1.3    in respect of a further [_______] Shares with effect
from [_________________].

        4.   Exercise of the Option

             4.1 The Option will not be exercisable until the First Exercise Date unless the provisions of Clauses 4.7 and 5 below operate prior to the First Exercise Date to permit the Option Holder (or his personal representative(s)) to exercise the Option to the extent that it has already vested.

             4.2 The Option Holder must exercise the Option prior to the tenth anniversary of the Date of Grant. On the tenth anniversary of the Date of Grant the Option will lapse.

             4.3  The Option may be exercised in whole or in part.

             4.4 The exercise of the Option shall be effected by giving notice to the Company and otherwise in such form and manner as the Directors may from time to time prescribe and, unless the Directors determine otherwise, any such notice shall have effect only on receipt by the Company, together with the appropriate payment.

             4.5 Subject to Clause 4.4 below, within thirty (30) days after the Option has been exercised, the Directors on behalf of the Company shall allot to the Option Holder (or his nominee) or, as appropriate, procure the transfer to him (or his nominee) of the number of Shares in respect of which the Option has been exercised, provided that, for the avoidance of doubt, where Shares are so allotted or transferred to a nominee, the beneficial interest in them must vest in the person who exercised the Option.

             4.6 All Shares allotted under this Instrument shall rank pari passu in all respects with the Shares of the same class for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of the allotment, and in the case of the transfer of existing Shares, the transferee shall not acquire any rights attaching to such Shares by reference to a record date prior to the date of the transfer.

             4.7 The allotment or transfer of any Shares under this Plan shall be subject to obtaining any approval or consent mentioned in Clause 9.4 below.

             4.8 In the event of a partial exercise, the Company shall, within 30 days of the partial exercise, issue to the Option Holder a new option instrument showing the balance of the Option and a new form of exercise of that balance.

             4.9 In the event of the death of the Option Holder prior to the exercise of the Option his personal representative(s) shall be able to exercise the Option within a period of six (6) months following his death.

             4.10 If the Option Holder dies prior to the First Exercise Date his personal representative(s) may only exercise the Option pursuant to Clause 4.7 above to the extent the Option has vested at the date of the Option Holder's death.


                                       3.

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   5.     Takeovers, Reconstructions and Winding-Up

          5.1 If any person obtains Control of the Company (within the meaning of Section 840 of the Taxes Act) as a result of making a general offer to acquire Shares in the Company, or having obtained such Control makes such an offer, the Directors shall within seven (7) days of becoming aware thereof notify the Option Holder (or as the case may be his personal representative) thereof, an Option granted under this Plan may be exercised, subject to Clause
5.4 below, within six (6) months (or such longer period as the Directors may permit) of such notification.

          5.2 For the purposes of Clause 5.1 above, a person shall be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Takeovers and Mergers) with him have together obtained Control of it.

          5.3 If any application is made to the Court under Section 425(1) of the Companies Act 1985 a meeting in relation to a proposed compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Directors may permit the Option to the extent it has vested pursuant to Clause 3 above, to be exercised until the time of the meeting, such exercise being conditional upon the Court sanctioning such compromise or arrangement.

          5.4 If any person becomes bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985, or if under
Section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Directors shall forthwith notify the Option Holder (or as the case may be his personal representatives) thereof and the Option may to the extent that it has vested pursuant to Clause 3 above be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Instrument and notwithstanding that the Option did not become exercisable during the period) lapse on the expiration thereof.

          5.5  If an Acquiring Company;

               5.5.1  obtains Control of the Company as a result of making:

                      5.5.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

                      5.5.1.2 a general offer to acquire all the Shares in the Company which are of the same class as the Shares which may be acquired by the exercise of this Option, or

               5.5.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Section 425 of the Companies Act 1985, or


                                       4.

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                 5.5.3 becomes bound or entitled to acquire Shares in the
Company under Sections 428 to 430F of that Act,

                 the Option Holder may at any time within such period as the Acquiring Company shall specify, by agreement with the Acquiring Company, release any Option granted under this Instrument which has not lapsed (the "Old Option") in consideration of the grant to him of an option (the "New Option") which is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company).

           5.6 The New Option shall be regarded for the purposes of Clause 5.5 above as equivalent to the Old Option, but so that the provisions of this Instrument shall for this purpose be construed as if:

                 5.6.1 the New Option were an option granted under this Instrument at the same time as the Old Option; and

                 5.6.2 the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of Options granted under this Instrument."

     6.    Adjustment of Option for Variation of Share Capital

           6.1 Subject to Clauses 6.3 and 6.4 below, on the occurrence of an Issue or Re-organisation the Directors may make such adjustment as it considers appropriate under Clause 6.2.

           6.2 An adjustment made under this sub-Clause shall be to one or more of the following:

                 6.2.1 the number of Shares in respect of which the Option may be exercised;

                 6.2.2 the price at which Shares may be acquired by the exercise of this Option;

                 6.2.3 where the Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

           6.3 Except in the case of a capitalisation issue, no adjustment under Clause 6.2 above shall be made without the prior confirmation in writing by the Auditors that it is in their opinion fair and reasonable.

           6.4 An adjustment under Clause 6.2 above may have the effect of reducing the price at which Shares may be acquired by the exercise of the Option to less than their nominal value, but, in the case of an Option to acquire Shares by subscription, only if and to the extent that the Directors shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the


                                       5.

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same may be subscribed for and to apply such sum in paying up such amount on such Shares; and so that on exercise of the Option in respect of which such reduction shall have been made the Directors shall capitalise such (if any) and apply the same in paying up such amount as aforesaid.

           6.5 As soon as reasonably practicable after making any adjustment under Clause 6.2 above, the Directors shall give notice in writing thereof to the Option Holder if he is affected thereby.

     7.    Expenses

           Any expenses of the Company involved in any issue or transfer of shares in the name of the Option Holder or his personal representative(s) or nominee(s) shall be payable by the Company.

     8.    Administration

           8.1 Any notification or other notice in writing which the Company is required to give, or may desire to give, to the Option Holder (or his personal representative(s)) in pursuance of this Instrument shall be sufficiently given if delivered to him by hand or sent through the post in prepaid cover addressed to the Option Holder (or his personal representative(s)) at the last address known to the Company as being his address. Any certificate, notification or other notice in writing required to be given to the Company shall be properly given if sent to or delivered to the Company at its registered office. Any notification, certificate or other notices sent by post shall be deemed delivered on the second day following the date of posting. All notices documents certificates given by or to the Option Holder (or his personal representative(s)) shall be sent at his risk.

           8.2 The Option Holder (or his personal representative(s)) shall have made available to him copies of all notices and other documents sent by the Company to its holders of Shares generally.

     9.    General

           9.1 The Directors shall at all times ensure that there are sufficient Shares available as may be required to meet the subsisting rights of the Option Holder by either ensuring that the Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy the Option under which Shares may be subscribed for and/or to procure that sufficient Shares are available for transfer to satisfy the Option.

           9.2 The Company shall at its expense make application to the London Stock Exchange for admission to the Official List of all Shares allotted pursuant to the exercise of the Option provided that Shares are at that time listed on the London Stock Exchange.

           9.3 The decision of the Directors in any dispute or question relating to the Option shall be final and conclusive, subject to the written confirmation of the Auditors whenever required under the provisions of this Instrument.


                                       6.

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           9.4  The grant of this Option shall be subject to obtaining any approval or consent required under the provisions of the document "Admission of Securities to Listing" published by the London Stock Exchange, of the City Code on Takeovers and Mergers, or of any regulations and enactments.

           9.5 In the event that Shares are transferred to the Option Holder in pursuance of the Option, the Option Holder shall, if so required by the person making the transfer, join that person in making a claim for relief under Section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by him in effecting such transfer.

           9.6 If the Company or any Participating Company is required to account for any amount of Social Security Contributions that the Option Holder is liable to pay as a result of the grant of the Option, the Option Holder shall reimburse the Company or the Participating Company, as the case may be, in respect of the amount of Social Security Contributions forthwith and in any event no later than twenty-one (21) days from the Date of Grant.

           9.7 If the Company or any Participating Company is required to account for any amount of tax, duties and Social Security Contributions as a result of the exercise of the Option, the Option Holder shall reimburse the Company or the Participating Company, as the case may be, in respect of the amount of tax, duties and Social Security Contributions accounted for forthwith and in any event no later than twenty-one (21) days from the date of the exercise of the Option.

           9.8 Each Option shall be personal to the Option Holder to whom it is granted and other than a transfer to the Option Holder's personal representatives on death shall not be transferable, assignable or chargeable. Any other purported transfer, assignment, charge, disposal or dealing with the rights and interests of the Option Holder shall render the Option void.

     In Witness Whereof, this Instrument has been executed as a Deed the day and year first above written.

THE COMMON SEAL of Gemini                  )    ________________________________
Genomics PLC was affixed to this Deed in   )    Director
the presence of:                           )
                                           )    ________________________________
                                           )    Director/Company Secretary


SIGNED as a Deed by                        )
                                           )
                                           )
__________________________________         )
                                           )
in the presence of:                        )



                                       7.